                                                                   EXHIBIT 10.18

                                LEASE AGREEMENT




                                 by and between


                       DANIEL MEADOW BROOK SOUTH, L.L.C.
                                  ("Landlord")

                                      and

                            NICHOLS TXEN CORPORATION
                                   ("Tenant")



                                     Dated
                                  May 8, 1998

                                      for
                               Meadow Brook South

                                Suite Number 100

                                   containing
                   73,915 square feet of Rentable Floor Area

                                Term: 120 months

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.   Certain Definitions.................................................... 1
2.   Lease of Premises...................................................... 2
3.   Term................................................................... 3
4.   Possession............................................................. 3
5.   Rental Payments........................................................ 3
6.   Base Rental............................................................ 4
7.   Base Rental Escalation................................................. 4
8.   Additional Rental...................................................... 5
9.   Operating Expenses..................................................... 6
10.  Tenant Taxes; Rent Taxes............................................... 9
11.  Payments............................................................... 9
12.  Late Charges.......................................................... 10
13.  Use/Rules............................................................. 10
14.  Alterations and Installations......................................... 10
15.  Repairs............................................................... 10
16.  Landlord's Right of Entry............................................. 11
17.  Insurance............................................................. 11
18.  Waiver of Subrogation................................................. 12
19.  Default............................................................... 12
20.  Waiver of Breach...................................................... 15
21.  Assignment and Subletting............................................. 15
22.  Destruction........................................................... 16
23.  Landlord's Lien....................................................... 17
24.  Tenant's Waiver of Redemption and With Regard to Billings............. 17
25.  Services by Landlord.................................................. 17
26.  Attorneys' Fees and Homestead......................................... 18
27.  Time.................................................................. 18
28.  Subordination and Attornment.......................................... 18
29.  Estoppel Certificates................................................. 19
30.  No Estate............................................................. 19
31.  Cumulative Rights..................................................... 19
32.  Holding Over.......................................................... 19
33.  Surrender of Premises................................................. 20
34.  Notices............................................................... 20
35.  Damage of Theft of Personal Property.................................. 20
36.  Eminent Domain........................................................ 20
37.  Parties............................................................... 21
38.  Liability of Tenant................................................... 22
39.  Intentionally Omitted................................................. 22
40.  Force Majeure......................................................... 22
41.  Landlord's Liability.................................................. 22
42.  Landlord's Covenant of Quiet Enjoyment................................ 22
43.  Intentionally Omitted................................................. 23
44.  Hazardous Substances.................................................. 23

                                                                                                                            Page
45.    Submission of Lease.................................................................................................. 23
46.    Severability......................................................................................................... 24
47.    Entire Agreement..................................................................................................... 24
48.    Headings............................................................................................................. 24
49.    Brokers.............................................................................................................. 24
50.    Governing Law........................................................................................................ 24
51.    Guaranty............................................................................................................. 25
52.    Authority............................................................................................................ 25
53.    Financial Statements................................................................................................. 25
54.    Joint and Several Liability.......................................................................................... 25
55.    ERISA Compliance..................................................................................................... 25
56.    Delivery of Documents................................................................................................ 25
57.    Use of Name of Tenant................................................................................................ 26
58.    Rule Against Perpetuities............................................................................................ 26

Exhibit "A"          Legal Description of Land
Exhibit "B"          Floor Plan(s)
Exhibit "C"          Work Letter
Exhibit "D"          Confirmation Notice
Exhibit "E"          Building Standard Services
Exhibit "F"          Rules and Regulations
Exhibit "G"          Special Stipulations
Exhibit "H"          Absolute Unconditional and Continuing Guaranty
                     of Payment of Lease Obligations
Exhibit "I"          Promissory Note

                                LEASE AGREEMENT


THIS LEASE AGREEMENT ("LEASE"), is made and entered into this 8th day of May, 1998 (the "Effective Date"), by and between Landlord and Tenant.

                              W I T N E S S E T H:

1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

       (a)    Landlord: Daniel Meadow Brook South, L.L.C.

       (b)    Landlord's Address:

                     Daniel Realty Company
                     3595 Grandview Parkway
                     Birmingham, Alabama 35243

       (c)    Tenant: Nichols TXEN Corporation

       (d)    Tenant's Address:

                     Nichols TXEN Corporation
                     10 Inverness Center Parkway
                     Suite 500
                     Birmingham, Alabama 35242

       (e)    Building Address:

                     2500 Corporate Drive
                     Birmingham, Alabama 35252

       (f)    Suite Number:  100

       (g)    Rentable Floor Area of the Demised Premises shall be:
              73,915

       (h)    Rentable Floor Area of the Building shall be: 98,553 square feet.

       (i)    Rental Term: One hundred twenty (120) months. (Article 3)

       (j) Base Rental Rate: $17.25 per square foot of Rentable Floor Area of the Demised Premises per year, subject to adjustments as set forth in Article 7 and paragraph 4.01(2) of Exhibit "G".

       (k)    Rental Commencement Date:  The earlier of (a) April 1, 1999; or
              (y) the date upon which Tenant occupies the Demised Premises and operates therefrom.

       (l)    Rent Deposit: $108,553.00 (Article 5[C]).

       (m) Construction Allowance: The amount equal to $15.00 multiplied by the Rentable Floor Area of the Demised Premises.

       (n)  Security Deposit: $ None (Article 443[a]).

       (o) Broker(s): Daniel Realty Corporation and Zachary T. Hutto, II (Article 49).

       (p)  State: The State of Alabama.

       (q) Lease Year: The twelve month period commencing on the Rental Commencement Date, or, if the Rental Commencement Date is not on the first day of a calendar month, commencing on the first day of the first calendar month following the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term.

       (r) Use: General offices in connection with Tenant's business as a software development company for the managed healthcare industry.

       (s) Expense Stop: The Operating Expense Amount as defined in Article 8(c) herein for the calendar year 1999 per square foot of Rental Floor Area of the Demised Premises per year (adjusted as set forth in Article 8(c)(x) as if the Project had been in operation and occupied during all of calendar year 1999.

2. Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (hereinafter referred to as "Building") located or to be located on that certain tract of land (the "Land") more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof, which Demised Premises are outlined in red or crosshatched on the floor plan attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises are set forth in Exhibit "C" attached hereto and by this reference made a part hereof. Landlord shall cause the Demised Premises to be "ready for occupancy" (as defined in Exhibit "C" attached hereto) not later than April 1, 1999, subject to force majeure, delays caused by Tenant and Tenant's compliance with the terms and provisions of Exhibit "C" attached hereto. In the event the Demised Premises are not ready for occupancy on or before April 1, 1999 (the "Turnover Date"), Landlord shall reimburse Tenant, as set forth below, for any rental expense actually incurred by Tenant in excess of the rental expense Tenant would have incurred but for the delay in the Turnover Date based on the rental rates in effect for the month of March, 1999 (the "Excess Rent Payments"). The reimbursement obligation set forth in the immediately preceding sentence shall apply only to Tenant's office premises at the following locations:

     Inverness Office Park Building 10           22,152 Rentable Square Feet
     Inverness Office Park Building 31           15,872 Rentable Square Feet
     Meadow Brook Corporate Park Building 300    21,058 Rentable Square Feet

Such obligation of Landlord for Excess Rent Payments shall continue until the Demised Premises are "ready for occupancy" as defined in Exhibit "C" attached hereto. Notwithstanding the foregoing, Landlord shall have no obligation to reimburse Tenant for any Excess Rent Payments if the Turnover Date shall be delayed due to force majeure or delays caused by or within the reasonable control of Tenant.

The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land. The Project is located in the development known as "Meadow Brook South" (the "Development").

3. Term. The term of this Lease ("Lease Term") shall commence on the Effective Date, and, unless extended or sooner terminated as provided in this Lease, shall end on the expiration of the Rental Term designated in Article 1(i) above, which Rental Term shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event the Rental Term shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date, Landlord shall send to Tenant a Confirmation Notice in the form of Exhibit "D" attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term established in accordance herewith and certain other matters Landlord may deem appropriate.

4. Possession. Taking of possession by Tenant shall be deemed conclusively to establish Tenant has accepted the Demised Premises as suitable for Tenant's intended use and that Landlord's construction obligations with respect to the Demised Premises have been completed and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition (subject to completion of any incomplete or corrective items specified in a "punch list" approved by Landlord and Tenant).

5.   Rental Payments.

     (a) Effective upon the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant covenants and agrees to pay Landlord, all Rent due and payable under this Lease, at the times and in the manner provided in this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental (as hereinafter defined), Tenant's Forecast Additional Rental (as hereinafter defined), Tenant's Additional Rental (as hereinafter defined), and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. For both Tenant's and Landlord's accounting purposes, it is agreed that Rent charges of every kind herein set forth shall begin to accrue on the Rental Commencement Date and continue throughout the Lease Term and any extensions or renewals thereof.

     With regard to payments of Base Rental and Tenant's Forecast Additional Rental, the first installment shall be due, in advance, on the Rental Commencement Date. Each subsequent installment, in an amount equal to one twelfth (1/12) of the annual rate, shall be due, in advance, on the first day of each month next ensuing after the Rental Commencement Date, and continuing thereafter throughout the Lease Term and any extensions or renewals thereof.

     All Rent payable by Tenant hereunder to Landlord shall be paid, in lawful money of the United States of America, to Landlord at the address provided for payment of Rent or to such other payee or address as Landlord may designate in writing to Tenant. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, deduction, set-off or counterclaim.

     (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis. Also, if the Rental Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in
Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

     (c) As security for Tenant's obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant has deposited with Landlord the Rent Deposit set forth in Article 1(l) above. Such amount shall be applied by Landlord to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid or otherwise fails to comply with any of Tenant's covenants, warranties or agreements hereunder, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant. Unless otherwise required by State law, Landlord shall not be required to keep such deposit separate from its general accounts.

     (d) No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated or otherwise becoming due shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder. All payments received by Landlord shall be applied by Landlord as Landlord shall determine, regardless of any notation that may be made on any check or any letter accompanying such payment.

6. Base Rental. Subject to adjustments in accordance with Article 7 and paragraph 4.01(2) of Exhibit "G" below, from and after the Rental Commencement Date, Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of the Demised Premises set forth in Article l(g) above. Payments of Base Rental shall be made at the times and in the manner set forth in Article 5(a) hereinabove.

7.   Base Rental Escalation.

     (a) As used in this Article 7, the term "Subsequent Year" shall mean each Lease Year of the Lease Term following the first Lease Year. The term "Prior Year" shall mean the Lease Year immediately preceding each Subsequent Year.

     (b) On the first day of each Subsequent Year, the Base Rental Rate shall be increased to an amount equal to the Base Rental Rate set forth below:

          Second Lease Year       $17.61 per square foot of Rentable Floor Area
          Third Lease Year        $17.98 per square foot of Rentable Floor Area
          Fourth Lease Year       $18.36 per square foot of Rentable Floor Area

          Fifth Lease Year        $18.76 per square foot of Rentable Floor Area
          Sixth Lease Year        $19.16 per square foot of Rentable Floor Area
          Seventh Lease Year      $19.58 per square foot of Rentable Floor Area
          Eighth Lease Year       $20.01 per square foot of Rentable Floor Area
          Ninth Lease Year        $20.45 per square foot of Rentable Floor Area
          Tenth Lease Year        $20.91 per square foot of Rentable Floor Area

8.   Additional Rental.

     (a) Subject to the terms of this Article 8, from and after the Rental Commencement Date, Tenant shall pay to Landlord "Tenant's Forecast Additional Rental" (as defined in subparagraph (b) hereinbelow) and "Tenant's Additional Rental" (as defined in subparagraph (c) hereinbelow). Payments of Tenant's Forecast Additional Rental shall be made as set forth in Article 5(a).

     (b) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the coming calendar year or portion thereof. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

     (c) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) the Operating Expense Amount (defined below), less the Expense Stop set forth in Article 1(s), multiplied by the number of square feet of Rentable Floor Area of the Demised Premises. As used herein, "Operating Expense Amount" shall mean an amount equal to (x) plus
(y) where:

          (x) equals the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) 95% of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the Operating Expenses actually incurred by Landlord are lower than would be incurred if at least 95% of the Building were occupied or if Landlord shall not furnish any particular item(s) of work or services (the cost of which would otherwise be included within Operating Expenses) to portions of the Building because (A) such portions are not occupied, (B) such item of work or services is not required or desired by the tenant of such portion, (C) such tenant is itself obtaining such item of work or services, or (D) of any other reason, then appropriate adjustments shall be made to determine Operating Expenses for such calendar year as though the Building were actually occupied to the extent of the greater of (i) or (ii) above and as though Landlord had furnished such item of work or services to the greater of (i) or (ii) above; and

          (y) equals a management fee contribution equal to three percent (3%) of the difference between Tenant's Base Rental Rate and the Expense Stop, plus three percent (3%) of the per square foot amount described in (x) above.

     (d) Within one hundred twenty (120) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, and a statement comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent then owing or next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant covenants and agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference, Landlord's failure to provide Tenant said statement within one hundred twenty (120) days as set forth above shall not affect Tenant's obligation for payment of any amounts due under
Article 8. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

     (e) For so long as Tenant is not in default under this Lease, Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by an authorized representative of Tenant at Tenant's expense, at any time within twelve (12) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant shall mean a bona fide employee of Tenant, any of the "big six" accounting firms, or any other party reasonably approved in writing by Landlord. In no event shall an authorized representative of Tenant include the owner of any office building in the metropolitan area in which the Demised Premises are located or any affiliate of such owner. Prior to the commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

9.   Operating Expenses.

     (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on an accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, landscaping, repair and maintenance of the Project, including but not limited to, the following:

          1. wages, salaries and other costs of all on-site and off-site employees engaged either full or part-time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated equitably;

          2. the cost of all supplies, tools, equipment, materials and replacements used in the operation, management, repair, maintenance and access control of the Project;

          3. the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

          4. the cost of all maintenance, janitorial, trash and garbage disposal and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste recycling service, landscaping maintenance and customary landscaping replacement;

          5.   the cost of repairs and general maintenance of the Project;

          6. amortization (together with reasonable financing charges) of the cost of acquisition and/or installation of capital investment items (including security and energy management equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

          7. the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

          8. the cost of trash and garbage removal, air quality audits, vermin extermination, and snow, ice and debris removal;

          9. the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

          10. all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project, or by others subsequently created or otherwise, or imposed as a result of any lapses of any special abatement, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed Building Standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of Building Standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

          11. the cost of operating the management office for the Project and an equitable portion of the cost of operating the management office for the Development, including in each case the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent;

          12. the costs and expenses incurred by Landlord in connection with the maintenance, operation and repair of any common facilities, including roadways, private driveways, plaza areas, walkways, utility lines, pipes, wires, cables and other utility facilities, retention facilities, storm and sanitary sewers, culverts, drains, headwalls, manholes and related equipment, parking facilities, grounds and landscaping, and shared hallways, lobbies, corridors, elevators, entrances and exits, restrooms and stairways, now or hereafter servicing the Project or the Development;

          13. the pro rata share applicable to the Project of any other costs and expenses incurred by Landlord as "Owner" of the Project or as a part of the Development under and pursuant to any declaration of covenants and cross-easements, reciprocal easement agreements, ground leases (other than ground rent due thereunder), condominium association agreements or any other public or private arrangements or agreements, from time to time affecting the Project or the Development, including, without limitations, that certain Meadow Brook Corporate Park Declaration of Covenants, Conditions and Restrictions and Architectural Guidelines, as amended, recorded in the applicable records of Shelby County, Alabama;

          14. the costs of taxes, insurance, repair, replacement, maintenance, cleaning and operation of any tenant amenities shared by all tenants of the Building, including but not limited to a health club or fitness facility located within the Project; and

          15. all other costs incurred by Landlord in connection with all other services which Landlord may elect, but shall not be obligated, to perform with respect to the Project.

     (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

          1. the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

          2. except as otherwise provided herein, the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

          3.   the cost of correcting defects in construction;

          4. compensation paid to officers and executives of Landlord (but it is understood that the office park manager, the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under
Article 9[a][1] above);

          5. the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

          6. the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy;

          7. the cost of repairs incurred by reason of fire or other casualty reimbursed by insurance proceeds under policies maintained by Landlord;

          8. insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

          9. interest on debt or amortization payments on any mortgage (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

          10. any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

          11. any advertising expenses incurred in connection with the marketing of any rentable space;

          12. rental payments for base building equipment such as HVAC equipment and elevators;

          13. any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

          14. legal expenses arising out of the construction of the improvements on the Land or the entering into or enforcement of the provisions of any lease of space within the Building, including without limitation this Lease; and

          15. management fees (Tenant's obligation for a management fee contribution is set forth in Article 8(c) above);

10. Tenant Taxes; Rent Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions, and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis, as provided in this Lease, and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated for the payment of Rent in Article l(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any



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

obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

12. Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, as provided in this Lease, or by the due date specified in any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

13.  Use/Rules.

     (a) Tenant shall use and occupy the Demised Premises solely for the Use set forth in Article 1(r), and no other purposes, and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the rules and regulations attached hereto as Exhibit "G" and made a part hereof (the "Rules and Regulations"). The occupancy rate of the Demised Premises shall in no event be more than one (1) person per 143 square feet of Rentable Floor Area of the Demised Premises; and

     (b) Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto as Exhibit "G" or as hereafter promulgated by Landlord. All Rules and Regulations for the Building shall be uniformly applied to all tenants in the Building, and Landlord will not be arbitrary in effecting changes in the Rules and Regulations. Landlord shall have the right at all times during the Lease Term, with notice to Tenant, to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises, the Project and the Development; and

     (c) Notwithstanding anything to the contrary in this Lease, in no event shall Tenant, its employees, agents, contractors, visitors and invitees in the aggregate utilize more than 1 parking space for each 143 square feet of the Rentable Floor Area of the Demised Premises.

14. Alterations and Installations. Except for any initial improvement of the Demised Premises pursuant to Exhibit "C" which shall be governed by the provisions of said Exhibit "C", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Any such alterations, additions or improvements to the Demised Premises shall be made subject to Landlord's requirements and at Tenant's sole cost and expense. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in
Article 33 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

15.  Repairs.

     (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability.

     (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Densed Premises or any part thereof, except as specifically and expressly herein set forth.

16. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises, and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

17. Insurance. From and after the Rental Commencement Date, Tenant shall procure at its expense and maintain throughout the remainder of the Lease Term a policy or policies of special form/all-risk insurance insuring the full replacement cost of its furniture, fixtures, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Construction Allowance, and worker's compensation insurance as required by applicable law. From and after the Rental Commencement Date, Tenant shall also procure at its expense and maintain throughout the remainder of the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests, or licensees in the Demised Premises, or other portions of the Building or the Project or the Development, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000) for each occurrence, with deductibles acceptable to Landlord. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for

Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance, provided that such other insurance is then customarily carried by tenants in other comparable buildings in the metropolitan area in which the Project is located. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insureds, shall be carried with companies licensed to do business in the State having a rating from Best's Insurance Reports of not less than A-/X, and shall be non-cancelable and not subject to material change except after thirty (30) days' written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the date Tenant first enters upon the Demised Premises (for installation of Tenant's improvements and fixtures, or otherwise), and renewals of such policies shall be delivered to Landlord at least thirty
(30) days prior to the expiration of each respective policy term.

Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Lease Term a policy or policies of special form/all-risk (including rent loss coverage) real and personal property insurance covering the Project (including the leasehold improvements in the Demised Premises up to the amount of the Construction Allowance, but excluding Tenant's personal property and equipment), in an amount equal to the full insurable replacement cost thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible), and in an amount sufficient to comply with any co-insurance requirements in such policy, and a policy of workers' compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout the Lease Term, a commercial general liability insurance policy covering the Project with combined single limits for both damage to property and personal injury of not less than Three Million Dollars ($3,000,000) per occurrence, subject to annual aggregate limits of not less than Five Million Dollars ($5,000,000). Landlord may also carry such other types of insurance in form and amounts which Landlord shall determine to be appropriate from time to time, and the cost thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this Article 17 shall be carried with companies licensed to do business in the State. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its partners and/or their respective related or affiliated corporations so long as such blanket policies provide insurance at all times for the Project as required by this Lease.

18. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

19.  Default.

     (a) The following acts, events or conditions shall be deemed to be events of default by Tenant under this Lease:

          (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after the due date thereof,

          (ii) the failure by Tenant to cease any conduct prohibited by this Lease within three (3) days after receipt of written notice from Landlord requesting cessation thereof; or the failure of Tenant to cease any conduct or eliminate any condition which poses a danger to person or property within twelve
(12) hours of receipt of written notice from Landlord requesting cessation of such conduct or elimination of such conditions;

          (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;

          (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof;

          (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;

          (vi) Tenant shall fail to take possession of the Demised Premises as provided in this Lease;

          (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof;

          (viii) the Demised Premises are deserted, vacated or not used as regularly or consistently as would normally be expected for similar premises or not operated for general office use, for a period in excess of sixty (60) consecutive days or one hundred twenty (120) days in the aggregate in any twelve
(12) month period, even though the Tenant continues to pay Rent hereunder;

          (ix) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28;

          (x) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 29 hereof within the time period provided for such return following Landlord's request for same as provided in Article 29; or

          (xi) Tenant shall fail to comply with any other term, provision, covenant or warranty made under this Lease by Tenant, and shall not cure such failure within fifteen (15) days after notice thereof to Tenant.

     (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever in addition to, and not in limitation of any other remedy or right permitted it by law or in equity or by this Lease:

          (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearage in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise;

          (ii) terminate Tenant's right of possession, without terminating this Lease, and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, decoration and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so (except as may be provided by State law), relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; and any such demand, reentry and taking possession of the Demised Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Demised Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord; or

          (iii) enter upon the Demised Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise; or

          (iv) without terminating this Lease, declare all Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term (including, but not limited to, increases in Rent pursuant to Article 7 hereof) to be immediately due and payable; and thereupon all Rent and other charges due hereunder to the end of the initial term or any then in effect renewal term, shall be accelerated.

     (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 26 hereof.

20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

21. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party (i) if the proposed assignee or subtenant is a party who would, or whose use would, detract from the character of the Building as a first class office building (such as, without limitation, a dental, medical or chiropractic office or a governmental office), or conflict with the uses, practices or requirements of this Lease, or the Building; (ii) if the proposed use of the Demised Premises shall involve an occupancy rate of more than one (1) person per 143 square feet of Rentable Floor Area of the Demised Premises, (iii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iv) if such proposed assignee or subtenant is an existing tenant of the Building, or (v) if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a limited liability company or a limited liability partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. Landlord may require an additional security deposit from the assignee or subtenant as a condition of its consent. Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

     Notwithstanding anything contained in this Lease which may be to the contrary, in the event Tenant shall assign this Lease or sublet the Demised Premises in contravention of this Article 21, or if Tenant shall otherwise, by operation of law, cease to be the sole occupant of the Demised Premises, same shall be deemed a material default of Tenant, and, in addition to any other rights or remedies Landlord may have with respect to such failure, Landlord may also charge and collect from Tenant (and/or the occupant of the Demised Premises) as Base Rental, an amount equal to 150% of the Base Rental otherwise reserved and payable under this Lease until such time as Tenant shall have caused compliance with the terms of this Lease. Occupancy or possession of the Demised Premises shall cause said unapproved assignee, sublessee, or occupant to be liable directly to Landlord for all amounts chargeable under this Lease, without the granting thereto of a right of possession of the Demises Premises. Acceptance by Landlord of any Rent payable hereunder made by anyone other than Tenant as named herein shall under no circumstances in and of itself be deemed an approval by Landlord of any assignment or subletting without compliance with this Article 21.

22.  Destruction.

     (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord (subject to subparagraph (c) below], unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

     (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within nine (9) months after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard special form/all-risk insurance policies, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within sixty (60) days after the date of such occurrence. Landlord shall give notice in writing to Tenant within one hundred twenty (120) days after the date of such occurrence whether or not in Landlord's judgment such repairs can be completed within nine (9) months after the date of the casualty. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within nine (9) months after the date of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Tenn, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen
(15) days after

Tenant's receipt of such notice from Landlord. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required in this Article as expeditiously as possible under the circumstances.

     (c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and the leasehold improvements in the Demised Premises (to the extent such leasehold improvements can be restored for the amount of the Construction Allowance applicable thereto) and shall not extend to any fumiture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs and restoration exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

     (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

23. Landlord's Lien. Landlord shall at all times have a valid first lien upon all of the personal property of Tenant situated in the Demised Premises to secure payment of Rent and other sums and charges due hereunder from Tenant to Landlord and to secure the performance by Tenant of each and all of the covenants, warranties, agreements and conditions hereof; provided that Landlord will agree to subordinate such lien, upon terms and conditions reasonably satisfactory to Landlord, to any first lien securing Tenant's financing of such personal property or any part thereof. Said personal property shall not be removed from the Demised Premises without the consent of Landlord until all arrearages in Rent and other charges as well as any and all other sums of money due hereunder shall first have been paid and discharged and until this Lease and all of the covenants, conditions, agreements and provisions hereof have been fully performed by Tenant. Tenant shall from time to time execute any financing statements and other instruments necessary to perfect the security interest granted herein. The lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of security instruments or chattel mortgages, or in any other manner provided by law. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State.

24. Tenant's Waiver of Redemption and with Regard to Billings. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise. Except as provided in Article 8(e), Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of thirty
(30) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

25. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by reference made a part hereof. Any services requested or required to be supplied to Tenant in excess of the Building Standard Services shall be at Tenant's sole cost and expense and shall be paid for by Tenant promptly upon invoice therefor, which invoice may include

Landlord's administrative costs and a fee of 10% for such provision. Nothing herein shall be deemed to require Landlord to provide to Tenant any services in excess of the Building Standard Services.

26. Attorneys' Fees and Homestead. If any Rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney-at-law, Tenant agrees to pay an additional amount equal to fifteen percent (15%) of such sum as attorney's fees. If Landlord uses the services of any attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorney's fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

27. Time. Time is of the essence of this Lease, and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

28.  Subordination and Attornment.

     (a) Subject to the provisions of this Article, Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such ground lease or mortgage, and to any replacements and substitutions for such ground lease or mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Upon request of any party in interest, Tenant shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any ground lessor or mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant's name, place and stead, to subordinate Tenant's interest under this Lease to the lien or security title of any ground lease or mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such ground lease or mortgage.

     (b) If any mortgagee, or any lessor under a ground or underlying lease, elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien or conveying real property or any interest therein, in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

     (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its, mortgage, shall not, by Operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

29. Estoppel Certificates. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); certifying that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; stating the date to which Rent and other charges have been paid; certifying that there are no defaults, or events which, with the giving of notice or the passage of time would be an event of default, under this Lease; and certifying as to any other matters which may reasonably be requested. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

30. No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord.

31. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

32. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental for the first three (3) months of such holdover period shall be 125% of, and for all months thereafter shall be 150% of, the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

33. Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for same. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this
Article 33 shall survive any expiration or termination of this Lease.

34. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier, recognized national overnight delivery service or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery, recognized national overnight delivery service or courier delivery, on the date of delivery to such party, (ii) in the case or certified mail, the date receipt is acknowledged on the return receipt for such notice, and (iii) if delivery is rejected or refused or the courier, overnight delivery service or U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective addresses set forth hereinabove or at such other address is either party shall have theretofore given to the other by notice as herein provided, and all such notices to Landlord shall be sent simultaneously to both addresses set forth for Landlord's Address for notices in
Article 1(b) hereof. Tenant hereby designates and appoints as its agent to receive notice of all dispossessory or distraint proceedings and all other notices required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying the Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises.

35. Damage or Theft of Personal property. All personal property brought into Demised Premises by Tenant, or Tenant's employees, patients or invitees, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises which results from power surges or other deviations from the constancy of electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

36.  Eminent Domain

     (a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part of the Demised Premises so taken or rendered untenantable as a result of such taking, as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Building or Project is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

     (b) If this Lease is terminated under the provisions of this Article 36, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph
(d) below.

     (c) If there is a partial taking of the Building or the Project and this Lease is not thereupon terminated under the provisions of this Article 36, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building or the Project to the extent necessary to make the same a complete architectural unit to which Tenant has access; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

     (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises, the Building or the Project shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this subparagraph (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

     (e) Notwithstanding anything to the contrary contained in this Article 36, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation, and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

37. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised

Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises be validly sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof. "Landlord" and "Tenant" and the pronouns used with reference thereto, include male and female, singular and plural, corporation, partnership, company or individual, as may fit the particular parties.

38. Liability of Tenant. Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation court costs and reasonable attorney's fees actually incurred (without regard to statutory definitions or constraints upon the charge or collection thereof), through all appeals, imposed on Landlord by any person whomsoever, caused in whole or in part by any act or omission of Tenant, or any of its employees, contractors, servants, agents, subtenants, assignees, representatives or invitees, or otherwise occurring in connection with any default of Tenant hereunder. The provisions of this Article 38 shall survive any termination of this Lease.

39.  Intentionally Omitted.

40. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in the Landlord's inability to supply the services or to perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and submit due and payable by Tenant shall not be affected or excused. If, as a result of force majeure, Landlord or Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Landlord's and Tenant's performance shall be excused for a period equal to such delay and Landlord and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

41. Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land described in EXHIBIT "A" hereto for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner or member of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner, member or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

42. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

43.  INTENTIONALLY OMITTED.

44. Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises.

For purposes of this Article 44, "Hazardous Substance" and "release" shall have the meanings specified for said terms in CERCLA; provided however, that in the event CERCLA is amended to broaden the meaning of any term defined thereby, such broadened meaning shall apply subsequent to the effective date of such amendment; and provided further, that to the extent that the laws of the State of Alabama establish a meaning for "Hazardous Substance" or "release" which is broader than that specified in CERCLA, such broader meaning shall I apply; and provided further, that "Hazardous Substance" shall also be defined to include oil, petroleum products, extremely flammable substances, explosives; and radioactive materials, and all other elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the disposal, escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article 44. The obligations of Tenant under this
Article 44 shall survive any expiration or termination of this Lease.

     45. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant and upon execution of any required Guaranty Agreement annexed hereto and incorporated herein as Exhibit "H". Notwithstanding anything contained in this Lease to the contrary, in the event during the Tenn of this Lease (i) Tenant becomes a separate publicly traded entity (the "Nichols TXEN Public Entity") with a net worth of at least $25 million, and (ii) Tenant has not defaulted in payment of Rent form the Rental Commencement Date through the period ending thirty-six (36) months after the initial public offering of the Nichols TXEN Public Entity, and (iii) Tenant is not otherwise in default of this Lease, then the Guaranty shall be terminated and Guarantor shall have no further liability with respect to this Lease.

46. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

47. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

48. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

49. Brokers. THE BROKER(S), AS DEFINED IN ARTICLE 1(O) ARE ENTITLED TO A LEASING COMMISSION BY VIRTUE OF THIS LEASE, WHICH LEASING COMMISSION SHALL BE PAID BY LANDLORD TO BROKER(S) IN ACCORDANCE WITH THE TERMS OF A SEPARATE AGREEMENT BETWEEN LANDLORD AND BROKER(S). Each party hereto (each "Party") represents and warrants to the other Party hereto (the "Indemnified Party") that (except with respect to any Broker[s] identified in Article 1(o) hereinabove) no broker, agent, commission salesperson, or other person has represented such Party in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect to any Broker(s] identified in Article l(o) hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of such Party. Each Party agrees to indemnify and hold the Indemnified Party harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs actually incurred, without regard to statutory definitions or constraints upon the charge or collection thereof, through all appeals) suffered or incurred by the Indemnified Party as a result of a breach of the representation and warranty contained in the immediately preceding sentence or as a result of the failure to pay commissions, fees, or compensation due to any broker who represented such Party, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than any Broker[s] identified in Article l(o) hereinabove) claiming to have dealt with such Party, whether or not such claim is meritorious. Tenant shall cause any agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under State law.

50. Governing Law. The laws of the State shall govern the validity, performance and enforcement of this Lease.

51. Guaranty. As a material inducement to Landlord, without which Landlord would not enter into this Lease, Tenant agrees to cause to be delivered to Landlord, together with Tenant's delivery of this Lease to Landlord, a fully executed Guaranty in the form of Exhibit "H" attached hereto and incorporated herein by reference.

52. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, limited liability company, limited liability partnership, or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

53. Financial Statements. Upon or before the Effective Date, and thereafter, upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant (and any guarantor of this Lease) for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, and such other financial information as Landlord may reasonably request. Landlord agrees to keep confidential and not use such financial statements and information, except in connection with the administration or enforcement of this Lease, a proposed sale of the Building, or the consummation or administration of loan transactions.

54. Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

55. ERISA Compliance. Tenant represents to Landlord that Tenant is not an "employee benefit plan", a "plan" or a "governmental plan" as defined below or an entity whose assets constitute "plan assets" as defined below. The term "employee benefit plan" means an "employee benefit plan" as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA. The term "plan" means a "plan" as defined in Section 4975(e)(i) of the Internal Revenue Code of 1986, as amended. The term "governmental plan" means a "governmental plan" within the meaning of Section 3(32) of ERISA. The term "plan assets" means "plan assets" of one or more plans within the meaning of 2a C.F.R. 2510.3-101.

56. Delivery of Documents. If Tenant fails to execute, acknowledge or deliver any of the documents or instruments required under Article 28 or Article 29, same shall be deemed a material default of Tenant; however, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in its name, place and stead to execute, acknowledge and deliver such documents or instruments, and Landlord shall have the right to do so without waiving such material default of Tenant.

In addition to any other rights or remedies Landlord may have with respect to such failure, Landlord may also charge and collect from Tenant, as Additional Rental, an administrative fee of $50 per day with respect to each day the same remain delinquent.

57. Use of Name of Tenant. Tenant hereby authorizes Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building.

58. Rule Against Perpetuities. In the event Landlord has not completed construction of the Building on or before three (3) years from the Effective Date, this Lease shall be null and void without any further action of the parties.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.



                                             "LANDLORD":

                                             DANIEL MEADOW BROOK SOUTH, L.L.C.


                                             By: /s/
                                                 -----------------------------
                                             Title: Senior Vice-President
                                                    --------------------------


                                             "TENANT":

                                             NICHOLS TXEN CORPORATION


                                             By: /s/ H. Greg Wood
                                                 -----------------------------
                                             Title: President
                                                    --------------------------

                                             Attest: /s/ Teresa Lynn Blackmon
                                                     -------------------------
                                             Title: Executive Assistant
                                                    --------------------------

                                                       (CORPORATE SEAL)

                                  EXHIBIT "A"

                           LEGAL DESCRIPTION OF LAND


That certain tract of land lying and being in the County of Shelby, State of Alabama, and being more particularly described as follows:

Being all of Lots 11C and 11D, according to the survey of Lot 11, Meadow Brook Corporate Park South, Phase II, as recorded in map book 13, page 82 in the Office of the Judge of Probate of Shelby County, Alabama.

                         EXHIBIT "B" FIRST FLOOR PLAN

                         EXHIBIT "B" SECOND FLOOR PLAN

                                   EXHIBIT "C"

                                   WORK LETTER

1. Tenant shall cause to be prepared by Tenant's architect and/or designer and/or Landlord's -engineers the following:

       (a) Complete, finished, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations for the work to be done by Landlord under Paragraphs 2 and 3 hereof, which shall be prepared by Landlord's designer or architect.

       (b) Complete mechanical and electrical plans and specifications where necessary for installation of air conditioning system and ductwork, heating, electrical, plumbing and other mechanical plans for the work to be done by Landlord under Paragraphs 2 and 3 hereof, which shall be prepared by Landlord's engineers.

Tenant shall pay all costs of preparation of said plans and specifications. All such plans and specifications are expressly subject to Landlord's approval and shall comply with all applicable laws, rules and regulations. Tenant covenants and agrees to cause said plans and specifications to be delivered to Landlord on or before October 1, 1998, and, upon approval by Landlord, Landlord will cause said plans to be filed at Tenant's sole cost and expense with the appropriate governmental agencies in such form (building notice, alteration or other form) as Landlord may direct. The Demised Premises shall be deemed ready for occupancy when Landlord's construction, as provided in Paragraphs 2 and 3 hereof, is substantially completed. In the event of any dispute as to when Landlord's construction has been substantially completed as aforesaid, the determination of Landlord's architect or designer shall be final and binding upon the parties. Landlord will give Tenant ten (10) days' advance written notice of the date on which Landlord expects the Demised Premises to be ready for occupancy.

2. Landlord agrees, at its sole expense and without charge to Tenant, to install the following in the Demised Premises (the following describes the scope of the "Building Standard" work which will be provided by Landlord at its expense in accordance with the specifications for the Building):

       (a)    Air conditioning

              Air conditioning components, including diffusers, returns, flex duct and spin-ins to support an air-conditioning system capable of maintaining 76 degrees F when outside temperature is 94 degrees F (summer) and 70 degrees F when outside temperature is 21 degrees F (winter). Air conditioning design basis is 3.0 watts per usable square foot lighting and power load, based upon an occupancy rate of seven (7) persons per 1,000 rentable square feet (per ASHRAE Standard 62-1989) and venetian blinds drawn with slats tilted against the sun at not less than 45 degrees from horizontal. Landlord will provide the building standard number of thermostats, temporarily placed in the ceiling plenum which number varies depending on the location of the Demised Premises on the applicable floor of the Building. Landlord will provide up to six (6) HVAC supply air diffusers per 1,000 rentable square feet.

       (b)    Electrical

              (i) One (1) recessed (or surface mounted if required by building conditions) 3 tube fluorescent parabolic light fixture 2' x 4' (or 2' x 2' if required by building conditions) for each 80 square feet of usable area. All fixtures must conform in layout and spacing to the ceiling modules and shall run in the same direction.

              (ii) An electrical distribution system above the ceiling for power (120/208 volts) at a capacity of 2.0 watts per square foot of rentable space circuited at 8 outlets per 16 AMP circuit.

              (iii) An electrical distribution system above the ceiling for fluorescent lights (277/480 volts) at a capacity of 2.0 watts per square foot of rentable space.

       (c)    Ceiling

              (i) Building standard acoustical ceiling tile installed in building standard ceiling grid.

              (ii) A mechanically suspended ceiling support system designed to utilize 2'x 2' lay-in acoustical tile throughout the office area.

       (d)    Sprinkler system

              A complete building standard sprinkler system to meet local codes.

       (e) The inside of the Building's perimeter walls will have gypsum wallboard installed, taped and sanded only, and the core walls will have gypsum wallboard installed, taped and sanded only.

       (f) Venetian blinds on all exterior windows in accordance with Landlord's standard specificitions.

3. Landlord agrees, at Tenant's sole cost and expense and in conformance with working drawings and specifications, approved by Landlord, to provide and install the following work:

       (a)    Air Conditioning

              (i) Any modifications to or deviations from the Building standard air conditioning system.

              (ii)   Fire dampers as required by Tenant's layout design.

              (iii)  Installation of building standard thermostats.

              (iv)   Test and balance work.

       (b)    Electrical and Telephone

              (i)    All light switches.

              (ii)   All electrical outlets.

              (iii) All telephone rough in boxes and pullstrings (Tenant shall be responsible for the installation of its own phone and data cable).

              (iv) All nonstandard light fixtures and any increase to the number of building standard light fixtures and related circuitry, panel boards, etc.

              (v) Any provision for supplying power to the Demised Premises beyond the watts per rentable square foot specified in the Building Standard Services, or circuiting at less than 8 outlets per 16 AMP circuit, or circuited at more than one (1) pole of 20 volt, single phase circuit per 252 square feet of rentable area, including necessary metering to measure excess electrical usage.

              (vi)   All exit light fixtures and exit signs.


       (c) Ceiling construction. Any modification to or deviation from the building standard ceiling construction.

       (d) Sprinkler system. Any modification to or deviation from the building standard sprinkler system including relocations of or additions to the number of sprinkler heads provided or the provision of a non-standard sprinkler head.

       (e) All plumbing work for facilities such as toilets and sinks in the Demised Premises.

       (f) All partitions including finish of the core walls or any demising partitions or corridor walls which are within the Demised Premises, including the finish thereof, and the finish to the inside of the Building's perimeter walls.

       (g)    All doors and frames.

       (h)    All hardware.

       (i)    All floor finish including base.

       (j) Any special construction as shown on the drawings and specifications approved by Landlord.

       (k) Tenant's identification sign conforming to Landlord's standards, at entrances to Demised Premises.

       (1) All fire alarm devices, including speakers, required within the Demised Premises by applicable building code.

4. Prior to commencing any work, Landlord, for Landlord's contractor will submit to Tenant written estimates of the cost of the work described in Paragraph 3 hereof. If Tenant shall fail to approve any such estimate within one
(1) week, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon.

5. Tenant agrees to pay Landlord promptly upon invoice therefor the cost of the work described in Paragraph 3 hereof, less the amount of the Construction Allowance, if any, stated in Article 1(m) of this lease. Tenant agrees that the same shall be collectible as additional rent and in default of payment thereof Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Base Rental. Tenant further agrees to pay to the Tenant Development Manager designated by Landlord, a fee for program management in an amount equal to 5% of the cost of the work described in Paragraph 3 hereof. The failure to pay such fee promptly after being billed therefor shall constitute a default under this Lease.

6. If (a) Tenant shall fail to furnish approved plans and specifications in accordance with Paragraph I hereof, or (b) Landlord shall be delayed in substantially completing Landlord's construction as a result of:

       (1) Tenant's request for materials, finishes or installations other than Landlord's standard; or

       (2)    Tenant's changes in said plans or specifications; or

       (3) The performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation;

then Tenant agrees to pay to Landlord, in addition to, any sum due under Paragraph 5 above, a sum equal to any additional cost to Landlord in completing Landlord's construction resulting from any of the foregoing failures, acts or omissions of Tenant. Any such sums shall be in addition to any sums payable pursuant to Paragraph 3 hereof and may be collected by Landlord as additional rent from time to time, upon demand, and in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of Base Rental.

7. Tenant shall not make any alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Except for construction as provided in Paragraphs 2 and 3 hereof, the Demised Premises are delivered to Tenant "as is" without any warranty or representation whatsoever. Any alterations, additions or improvements requested by Tenant and approved by Landlord shall be performed (i) by Landlord's contractor or another contractor approved by Landlord, (ii) in a good and workmanlike manner, and (iii) in accordance with all applicable codes, laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Demised Premises.

8. Any approval by Landlord of or consent by Landlord to any plans, specifications or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and, whether or not the work is performed by Landlord or by Tenant's contractor, such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or goverrunental requirements, and Tenant shall be responsible for all of the same.

                                   EXHIBIT "D"

                               CONFIRMATION NOTICE

RE: Lease Agreement ("Lease") dated as of________ ___, 199_, by and between___________, as Landlord, and _____________, as Tenant.

Dear Sirs:

Pursuant to Article 3 of the captioned Lease, please be advised as follows:

1. The Rental Commencement Date is the____day of ________, 199__, and the expiration date of the Lease Term is the___day of_____, ___, subject however to the terms and provisions of the Lease.

2. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

                                   "LANDLORD":

                                   DANIEL MEADOW BROOK SOUTH, L.L.C.


                                   By:
                                      ------------------------------------
                                   Title:
                                         ---------------------------------
                                                     (CORPORATE SEAL)

                                   EXHIBIT "E"

                           BUILDING STANDARD SERVICES

Landlord shall furnish the following services to Tenant during the lease Term (the "Building Standard Services"):

       (a) Common-use restrooms (with cold and tempered domestic water) and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building, and soap, toilet tissue and paper towels or hand dryers for such common-use restrooms.

       (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building and in contemplation of mean climate conditions. Such heating and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

       (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

       (d) Janitor service shall be provided five (5) days per week (Monday through Friday), exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

       (e) Sufficient electrical capacity at the building core electrical panels to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines, personal computers and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 2.0 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2.0 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load").

              Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

              The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld) and the terms and conditions of the Lease and the Rules and Regulations attached hereto. All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

              Tenant agrees that if Tenant uses data processing or other electronic equipment which incorporates the use of switched mode power supplies or any other type device causing harmonic distortion on Landlord's power distribution system, Tenant shall install filters at Tenant's cost to eliminate the harmonic distortion. In addition, any damage to Landlord's equipment resulting from harmonic distortion caused by Tenant's electronic equipment shall be repaired at Tenant's expense. Total harmonic distortion shall not exceed thirteen percent (13%).

              If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

              If Tenant requires that certain areas within Tenant's Demised Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas may be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours. In the event separately metering is not practicable, such additional electrical service shall be reasonably estimated by Landlord and charged to Tenant as additional Rent. In the event of disagreement as to the reasonableness of such charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

       (f) All Building Standard fluorescent bulb and ballast replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells. Tenant shall be responsible for the cost and installation expense of any special lamps and ballasts in the Demised Premises which are not Building Standard.

       (g) Non-exclusive passenger elevator service to the floor(s) of the Demised Premises during Building Operating Hours (as hereinabove defined) and one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems), with such elevator service available upon reasonable prior notice for purposes of receiving and taking out furniture, fixtures and equipment.

       (h) Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly sized first-class, multi-tenant office buildings in the area in which the Building is located; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building and/or the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

              To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

The following dates shall constitute "Holidays" as that term is used in this
Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan area of the Building, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in the Birmingham, Alabama area on account of said holiday shall constitute the Holiday under this Lease.

                                   EXHIBIT "F"

                              RULES AND REGULATIONS


1. Except as to interior door signs, no sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building. Tenant's interior door sign shall be subject to Landlord's approval and shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment. In the event of any breach of the foregoing, Landlord may remove the applicable item, and Tenant agrees to pay the cost and expense of such removal, and any repairs necessitated by such installation and removal.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public.

4. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. Tenant shall not do or permit to be done in the Demised Premises anything, or bring or keep anything therein, which would conflict with the laws relating to fires, or with the regulations of the applicable Fire Department, or conflict with any of the rules and ordinances of the applicable Board of Health.

5. The Demised Premises shall not be used for overnight sleeping or lodging.

6. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations, and provided that such use shall not result in the emission of odors from the Demised Premises into the common area of the Building, and provided that Tenant keeps the areas used for such purposes in a clean, orderly and sanitary condition and free of insects, rodents, cats, and other vermin. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord.

7. Tenant agrees to comply with all laws, ordinances, orders, regulations and requirements of all county, municipal, state, federal and other governmental authorities affecting the use and occupancy of the Demised Premises and the cleanliness, safety, or operation thereof. Tenant agrees to be the responsible entity for instituting a plan of compliance to ensure that the Demised Premises are in compliance with the Americans with Disabilities Act of 1990 (the "ADA") and Tenant shall make, at its sole cost, any and all alterations which may be required to bring the Demised Premises into compliance with the ADA. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises.

8. No area outside of the Demised Premises shall be used for storage purposes at any time without the prior written consent of Landlord.

9. No birds, cats, or animals of any kind shall be brought into the Building (other than trained assist dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles (other than motorized wheelchairs) shall be brought into the Building.

10. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights within the common area that reflect or admit light into the Building shall be covered or obstructed by Tenant and no windows, floors or skylights within the Demised Premises that reflect or admit light into the Building shall be covered or obstructed by Tenant except with window coverings or treatments approved by Landlord, and no articles shall be placed on the window sills of the Building.


11. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

12. Only one key for each office or locked area in the Demised Premises will be required to be furnished to Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord, and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. Tenant agrees to notify Landlord of Tenant's intent to install in or bring into the Demised Premises any heavy equipment. Landlord shall have the right to designate where such heavy equipment is to be placed within the Demised Premises and to disallow any equipment or fixtures which would exceed the load limit of the floor of the Demised Premises. Tenant shall not allow the building structure within the Demised Premises, nor shall Tenant cause the elevators of the Building, to be loaded beyond rated capacities. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of elevators for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. Landlord reserves the right to inspect and, where deemed appropriate by Landlord, to open all freight coming into the Building and to exclude from entering the Building all freight which is in violation of any of these Rules and Regulations and all freight as to which inspection is not permitted. All hand trucks used by Tenant or its service providers for the delivery or receipt of any freight shall be equipped with rubber tires.

14. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building. Smoking shall not be permitted in any portion of the Building or within the Project, other than in any area outside of the Building which, at Landlord's election, is designated by Landlord for permitted smoking. If Tenant shall assert that the air quality in the Demised Premises is unsatisfactory or if Tenant shall request any air quality testing within the Demised Premises, Landlord may elect to cause its consultant to test the air quality within the Demised Premises and to issue a report regarding same. If the report from such tests indicates that the air quality within the Demised Premises is comparable to the air quality of other first-class office buildings in the market area of the Building, or if the report from such tests indicates that the air quality does not meet such standard as a result of the activities caused or permitted by Tenant in the Demised Premises, Tenant shall reimburse Landlord for all costs of the applicable tests and report. Additionally, in the event Tenant shall cause or permit any activity which shall adversely affect the air quality in the Demised Premises, in the common area of the Building or in any other premises within the Building, Tenant shall be responsible for all costs of remedying same.

15. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by a watchman as to that person's business therein and may be requried to sign such person's name on a form provided by Landlord for registering such person; provided that, expect for emergencies or other estraordinary circumstances, such procudures shall not be required between the hours of 7:00 a.m. and 7:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access to the Building during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

16. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. For security purposes, only persons authorized by the Landlord may furnish ice, drinking water or other beverages, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

17. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

18. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside wiring personnel shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph, telephonic or computer service is desired, the wiring or cabling for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power in excess of general office requirements or for heating, unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

19. No electrical or electronic or electromagnetic equipment, machines or devices now existing or hereafter invented shall be installed or used in the Demised Premises unless installed completely at Tenant's sole cost and expense, in accordance with all the terms and conditions of this Lease, and the rules, regulations and requirements of all governmental and quasi-governmental authorities having jurisdiction thereof, and not unless the same is properly electrically filtered and insulated so that there is no interference in the Building with telephonic, video, fiber optic, data processing, radio, television or other similar or dissimilar communication, transmission or reception, whether now existing or hereafter invented. Tenant hereby accepts the risks of and all responsibility for any injury or damage which may result from the operation or failure of operation of any such equipment and devices.

20. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord. Notwithstanding anything to the contrary in this Lease, in no event shall Tenant, its employees, agents, contractors, visitors and invitees in the aggregate utilize more than 1 parking space for each 250 square feet of the Rentable Floor Area of the Demised Premises.

21. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

22. Tenant agrees to participate in any waste recycling programs implemented by Landlord for the Building, including any programs and procedures for recycling writing paper, computer paper, shipping paper, boxes, newspapers and magazines and aluminum cans. If Landlord elects to provide collection receptacles for recyclable paper and/or recyclable aluminum cans in the Demised Premises, Tenant shall designate an appropriate place within the Demised Premises for placement thereof, and Tenant shall cause its employees to place their non-confidential recyclable papers and/or cans into the applicable such receptacles on a daily basis.

23. Any special work or services requested by Tenant to be provided by Landlord may be provided by Landlord, but only upon request received at the Project management office. Tenant shall not request or require building personnel to perform any work or provide any services outside of their regular duties unless special instructions have been issued from Landlord or its managing agent.

24. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

25. The directory of the Building will be provided for the display of the name and location of the tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and if so approved, a reasonable charge may be made therefor. Additional access to the directory of the Building may be limited by the size and location thereof.

26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

27. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

28. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, the Land and the Project, and for the preservation of good order therein.

                                   EXHIBIT "G"

                              SPECIAL STIPULATIONS

1.01 Moving and Relocation Planning Allowance: Provided Tenant has not assigned or subleased all or any portion of the Demised Premises, and Tenant is not in default in the performance of or with respect to any of the terms, covenants and conditions of the Lease beyond any applicable cure period, Landlord shall provide Tenant a Moving Allowance equal to $1.50 per square foot of Rentable Floor Area of the Demised Premises occupied on the Rental Commencement Date. The Moving Allowance shall be paid to Tenant within 30 days of the Rental Commencement Date and upon receipt by Landlord of copies of the invoices for the costs associated with Tenant's move to the Building.

1.01 A. Additional Consideration Prior to the Rental Commencement Date: So long as Tenant is not in default under this Lease, Landlord shall pay Tenant's rental obligation at 10 Inverness Center in Birmingham, Alabama in the amounts set forth below (the "Payments") for the months of June, 1998 through March, 1999:



                   June 1998                                $22,987
                   July 1998                                $22,987
                   August 1998                              $22,987
                   September 1998                           $22,987
                   October 1998                             $36,666
                   November 1998                            $36,666
                   December 1998                            $36,666
                   January 1999                             $36,666
                   February 1999                            $36,666
                   March 1999                               $36,666

In consideration for Landlord making the Payments, beginning on the Rental Commencement Date, Tenant shall pay to Landlord as Additional Rental the sum of $4,291.37 per month for each month during the initial Rental Term of the Lease. If this Lease is terminated prior to the expiration of the initial Rental Term for any reason other than the default of Landlord, Tenant shall pay to Landlord within ten (10) days following demand an amount equal to the total amount which would have been payable by Tenant but for the termination of the Lease reduced to present value at a rate of ten percent (10%).

2.01 Refurbishment Allowance during the Rental Term: Provided Tenant has not assigned or subleased all or any portion of the Demised Premises, and Tenant is not in default in the performance of or with respect to any of the terms, covenants and conditions of the Lease beyond any applicable cure period, Landlord shall provide Tenant a Refurbishment Allowance equal to $1.00 per square foot of Rentable Floor Area of the Demised Premises on each of two occasions during the Rental Term. The calculation for the Refurbishment Allowance shall be based on the square footage of the Demised Premises occupied on the Rental Commencement Date, reduced by any portion of said Demised Premises taken by virtue of the provisions of Articles 22 or 36 of this Lease. The Refurbishment Allowance shall be made available at the end of the 42nd month of the initial Rental Term, at the end of the 84th month of the initial Rental Term. In each instance, the Refurbishment Allowance shall be equal to $1.00 multiplied by the number of square feet of Rentable Floor Area as set forth above in this Section 2.01 of this Exhibit "G". Tenant shall be eligible for the Refurbishment Allowance payment by submitting to Landlord invoices evidencing the completion of refurbishment work performed in the Demised Premises in an amount equal to or greater than the amount of the Refurbishment Allowance.

3.01 Option to Extend: Provided Tenant has not assigned or subleased all or any portion of the Demised Premises, and Tenant is not in default in the performance of or with respect to any of the terms, covenants and conditions of the Lease beyond any applicable cure period, Tenant shall have the right to extend this Lease (herein the "Extension Option") for one (1) additional term of five (5) years commencing immediately upon the expiration of the initial Rental Term (hereinafter referred to as the "Extension Term"). Said right to extend shall be subject to and in strict accordance with the terms and conditions hereinafter set forth.

       (a) In order to exercise the Extension Option, Tenant must provide Landlord with written notice at least eighteen months (18) prior to the expiration of the Term hereof of its intent to so extend the term.

       (b) All of the terms, covenants, and conditions of this Lease shall continue in full force and effect during the Extension Term of the Lease, as if the Extension Term were part of the original Lease Term, except that the Base Rental Rate for the Demised Premises during the Extension Term shall be the "then current market rate", as defined in subparagraph (c) below.

       (c) The "current market rate" shall mean the Landlord's determination of the amount per square foot of the Rentable Floor Area of the Demised Premises that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings with comparable tenant improvements, in a comparable location in the "Highway 280/I-459" submarket of Birmingham, Alabama, giving appropriate consideration to rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased, if any, and other generally applicable terms and conditions of the tenancy for a similar building or buildings; provided, that the value of any improvements made to the Demised Premises by Tenant at Tenant's expense shall not be considered for the purpose of valuing the current market rate of the Premises.

4.01 Option to Expand: Provided Tenant has not assigned or subleased all or any portion of the Demised Premises, and Tenant is not in default in the performance of or with respect to any of the terms, covenants and conditions of the Lease beyond any applicable cure period, Tenant, at its election, shall have the right to expand the Demised Premises in accordance with either of the following alternatives, provided that Tenant shall deliver written notice of its election and its choice of option to Landlord on or before October 31, 1998.

5.01   Option to Convert to Net Lease: At such time during the Rental
Term of this Lease as Tenant occupies the entire Building, Tenant may notify the Landlord that it proposes to convert the Lease from its current "gross" lease standard to a "net" or "modified net" standard. In such event Landlord and Tenant agree to negotiate in good faith to convert the Lease to such a "net" or "modified net" standard. Such conversion will include restating the Base Rental Rate to a "net" or "modified net" form and revising the operating expense reimbursement provisions of this Lease to specify those expenses (i) that Tenant will pay directly, (ii) that Tenant will reimburse Landlord for, and (iii) will be included in common area maintenance charges for the Meadow Brook South development or for Meadow Brook Corporate Park. Upon the mutual agreement of Landlord and Tenant on a "net" or "modified net" conversion, the Lease Agreement shall be amended to reflect such changes.

6.01 Exterior Tenant Signage: Tenant may be permitted to display signage graphics in one location on the exterior surface of the Building in a location designated by Landlord. The size and style of the sign shall be subject to approval by Landlord and the Architectural Review Committee of Meadow Brook Corporate Park. The fabrication and installation of the sign shall be at Tenant's sole expense.

Any signage placed on or adjacent to the Building in accordance with this
Section 7.01 must comply with all codes and requirements imposed by governing authorities with jurisdiction over the Building. Tenant shall be responsible for the ongoing maintenance of the sign and shall be responsible for removing the sign upon vacating the Demised Premises in accordance with the provisions of this Lease. Additionally, if Tenant's Demised Premises shall be reduced, for any reason, below 50,000 square feet of Rentable Floor Area, Tenant shall be responsible for removing the signage on the Building at Tenant's sole cost. Tenant shall repair any damage to the Building or Land caused during the installation, maintenance or removal of the signage as set forth above.

1. Expansion Option 1 (Must Take Expansion): Tenant shall expand its Demised Premises into the remaining 24,638 square feet of rentable area in the Building no later than April 1, 2000 (hereinafter referred to as "Expansion Option 1"). Said Expansion Option 1 shall be subject to and in strict accordance with the terms and conditions hereinafter set forth.

       (a) After Tenant has notified Landlord of its intent to exercise Expansion Option 1, Landlord and Tenant shall promptly proceed to amend the Lease to reflect the addition of the "Expansion Space" (as hereinafter defined) to the Demised Premises upon Tenant's election to actually exercised its option to expand, as described below.

       (b) Expansion Option 1 shall apply to the entire remaining rentable area in the Building (the "Expansion Space") so that upon the Expansion Space Commencement Date, as defined below, Tenant shall occupy the entire Building.

       (c) Rent for the Expansion Space shall commence on the date ("Expansion Space Commencement Date") which is the earlier of (i) the date on which Tenant occupies the Expansion Space for conduct of business or (ii) April 1, 2000.

       (d) The term for the Expansion Space shall be co-terminus with the Rental Term of this Lease ("Expansion Term").

       (e) Subject to the provisions of this Paragraph 4.01 of Exhibit "G" of the Lease, the provisions of Exhibit "C" of this Lease shall apply to Tenant's build-out of the Expansion Space.

       (f) All of the terms, covenants and conditions of this Lease shall continue in full force and effect, except that there shall be no Refurbishment Allowance for the Expansion Space and except that the Base Rental and Tenant's Additional Rental under the Lease shall be adjusted to reflect the addition to the Demised Premises of the Expansion Space as of the Expansion Space Commencement Date.

       (g) In connection with the Expansion Space, Landlord shall provide Tenant
(i) the Construction Allowance set forth in Article 1 (m) above and (ii) the Additional Tenant Allowance set forth in paragraph 1.01 of this Exhibit "G", each of which shall be adjusted by multiplying by a fraction, the numerator of which shall be the number of months remaining in the Rental Term as of the Expansion Space Commencement Date and the denominator of which shall be 120.

2. Expansion Option 2 (Option to Expand): Provided Tenant has not assigned or subleased all or any portion of the Demised Premises, and Tenant is not in default in the performance of or with respect to any of the terms, covenants and conditions of the Lease beyond any applicable cure period, Tenant shall have the right during the first twelve (12) months following the Rental Commencement Date to exercise an option to expand its Demised Premises into the remaining 24,638 square feet of rentable area in the Building (hereinafter referred to as "Expansion Option 2"). Said Expansion Option 2 shall be subject to and in strict accordance with the terms and conditions hereinafter set forth.

       (a) If Tenant has notified Landlord of its intent to exercise Expansion Option 2, Landlord and Tenant shall promptly proceed to amend the Lease to reflect the addition of the Expansion Space to the Demised Premises upon Tenant's election to actually exercise its option to expand, as described below.

       (b) Expansion Option 2 shall apply to the entire Expansion Space so that upon the Expansion Space Commencement Date, as defined below, Tenant shall occupy the entire rentable area of the Building.

       (c) Rent for the Expansion Space shall commence on the Expansion Space Commencement Date, as defined in 4.01-1 above.

       (d) The term for the Expansion Space shall be co-terminus with the Rental Term of this Lease ("Expansion Term").

       (e) Subject to the provisions of this Paragraph 4.01 of Exhibit "G" of the Lease, the provisions of Exhibit "C" of this Lease shall apply to Tenant's build-out of the Expansion Space.

       (f) All of the terms, covenants and conditions of this Lease shall continue in full force and effect except that the Base Rental and Tenant's Additional Rental under the Lease shall be adjusted to reflect the addition to the Demised Premises of the Expansion Space as of the Expansion Space Commencement Date.

       (g) In connection with the Expansion Space, Landlord shall provide Tenant
(i) the Construction Allowance set forth in Article 1(m), (ii) the Additional Tenant Allowance set forth in paragraph 1.01 of this Exhibit "G", and (iii) the Refurbishment Allowance as set forth in paragraph 2.01 of this Exhibit "G", each of which shall be adjusted by multiplying by a fraction, the numerator of which shall be the number of months remaining in the Rental Term as of the Expansion Space Commencement Date and the denominator of which shall be 120.

       (h) Notwithstanding anything contained in this Lease to the contrary, if Tenant elects Expansion Option 2, the Base Rental Rate set forth in Article 1(j) above shall be increased to $17.75 per square foot of Rentable Floor Area of the entire Demised Premises, including the Expansion Space, per year commencing on the Rental Commencement Date, subject to adjustment in accordance with Article 7 above, except that the following Base Rental Rates shall be substituted for those contained in Article 7(b):


          Second Lease Year                             $18.13 per square foot of Rentable Floor Area
          Third Lease Year                              $18.51 per square foot of Rentable Floor Area
          Fourth Lease Year                             $18.91 per square foot of Rentable Floor Area
          Fifth Lease Year                              $19.32 per square foot of Rentable Floor Area
          Sixth Lease Year                              $19.74 per square foot of Rentable Floor Area
          Seventh Lease Year                            $20.18 per square foot of Rentable Floor Area
          Eighth Lease Year                             $20.62 per square foot of Rentable Floor Area
          Ninth Lease Year                              $21.08 per square foot of Rentable Floor Area
          Tenth Lease Year                              $21.56 per square foot of Rentable Floor Area

                                 EXHIBIT "H"

               ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTY
                       OF PAYMENT OF LEASE OBLIGATIONS



1. FOR VALUE RECEIVED, and in consideration of and as an express inducement, to the execution, acknowledgement and delivery of that certain:

       Lease Agreement by and between Daniel Meadow Brook South, L.L.C. (herein referred to as "Lessor"), and Nichols TXEN Corporation (herein referred to as "Lessee"), dated as of May 8, 1998.

(herein referred to as the "Lease Agreement") for the lease of that certain tract or parcel of real property, together with the improvements located thereon, situated and lying and being located at Meadow Brook, in the City of Hoover, County of Shelby, State of Alabama (herein referred to as the "Leased Premises"), the undersigned, Nichols Research Corporation, a Delaware corporation, as Guarantor (herein referred to as "Guarantor") hereby absolutely, unconditionally and continually guarantees to Daniel Meadow Brook South, L.L.C., Lessor, the due, full, prompt and punctual payment when due or at any time thereafter of:

       All rents, costs, expenses, late charges, penalties and other sums due and payable by Lessee under the Lease Agreement, including, without limitation, the repayment of the Relocation Planning Allowance, whether now or hereafter owed by Lessee pursuant to the Lease Agreement (herein referred to, separately and severally, and collectively, as the "Lease Obligations"), of every kind and character, direct or indirect, absolute or contingent, whether written, oral and/or otherwise, and whether the Lease Obligations are from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, or whether the Lease Obligations arise with or without notice to the Guarantor.

2. This Guaranty is, and is intended to be, an absolute, unconditional and continuing guaranty of payment which shall not be affected by any act or thing whatsoever except as herein provided, and which shall be independent of and in addition to any other guaranty, endorsement or collateral held by the Lessor with respect to the Leased Premises, the Lease Agreement and/or any or all of the Lease Obligations.

3. This Guaranty shall remain in full force and effect until the Lease Obligations have been fully paid irrespective of any cancellation, expiration or termination of this Lease Agreement and/or any change in the condition, nature, occupancy or state of the Leased Premises.

4. Lessor shall have the right from time to time and at any time, without in any way affecting, diminishing, impairing, releasing and/or terminating in any manner Lessor's rights against Guarantor's obligations hereunder and/or any of the conditions, provisions and terms of the Lease Agreement, and/or of Lessee's obligations thereunder, and without demand or notice, or consent of
Guarantor:

       (a) To amend, change, and/or modify, whether by action or inaction, any one or more of the conditions, provisions and terms of the Lease Agreement including, but not limited to, the Lease

Obligations;

       (b) To allow, grant and/or permit, whether by action or inaction, any extensions, indulgences and/or waives to one or more of the conditions, provisions and terms of the Lease Agreement including, but not limited to, the Lease Obligations;

       (c) To allow, consent to and/or permit, whether by action or inaction, any assignment of the Lease Agreement and/or any sublease of the Leased Premises;

       (d) To assert against Lessee any one or more of the rights or remedies reserved to Lessor pursuant to or by virtue of the Lease Agreement or any amendment, change or modification thereto;

       (e) To release any obligor or other guarantor of the Lease Agreement and/or the Lease Obligations, or any part thereof, in whole or in part;

       (f) To amend, change, extend, increase, mature, modify, renew and/or otherwise change any one or more of the conditions, provisions and/or terms of the Lease Agreement and/or the terms and/or the time for payment of the Lease Obligations, with or without the use of amendments, documents, instruments, modifications or other writings;

       (g) To receive, exchange or release any collateral securing the Lease Agreement and/or the payment of any of the Lease Obligations, or any part of any of them;

       (h) To make any agreement extending, reducing or terminating the term of the Lease Agreement, or otherwise affecting or altering the payment of all or any part of the Lease Obligations, and to grant indulgences with respect to these matters;

       (i) To exercise or refrain from exercising or waiving any right Lessor might have pertaining to the Leased Premises and/or under the Lease Agreement;

       (j) To accept security of any kind from Lessee;

       (k) To consent to a changed or different use of the Leased Premises;

       (1) To terminate the Lease Agreement and relet the Leased Premises to a new tenant (i) upon breach or default by Lessee under the Lease Agreement and/or
(ii) upon Lessee abandoning the Leased Premises, all as provided in the Lease Agreement and subject to such conditions set forth therein.

Guarantor agrees that despite any of the foregoing, Guarantor is and shall remain at all times absolutely, fully and unconditionally liable to Lessor for payment of the Lease Obligations.

5. Guarantor waives notice of the acceptance of this Guaranty, presentment, protest, notice of protest and any and all demands for performance or any and all notice of non-performance which might otherwise be a condition precedent to the liability of Guarantor under this Guaranty. Guarantor agrees and covenants that Lessor may proceed directly against Guarantor, without first proceeding or making claim or exhausting any remedy against Lessee or pursuing any particular remedy or remedies available to Lessor.

6. Until such time as the Lease Obligations shall have been paid in full, Guarantor, as an insider of the Lessee, waives and agrees not to assert any claim Guaranty may now or later have against Lessee for any payment or transfer of anything of value which Guarantor has made, or may be obligated to make, for any reason. Guarantor agrees that Guarantor will have no claim against Lessee and no right of recourse to or with respect to any assets or property of Lessee until Lessor shall have fully paid all of the Lease Obligations as and when due. Nothing herein, however, shall be deemed to preclude any Guarantor from (i) receiving or asserting the right to receive any payment due to Guarantor as the parent corporation of the Lessee provided such payment does not render the Lessee unable to make any payments then or thereafter due under the Lease Agreement, and (ii) receiving or asserting the right to receive from the Lessee any payment made by Guarantor pursuant to this Guaranty provided that Lessee has not been in default with respect to any obligation for payment under the Lease Agreement for a period of six (6) consecutive months and such payment will not render the Lessee unable to make payments then or thereafter due under the Lease Agreement. Guarantor agrees that this paragraph is intended to benefit Lessee and is relied upon by Lessor. (As used in this paragraph, the terms "insider" and "claim" are defined and shall have the same meaning as set forth in the United States Bankruptcy Code, 11 U.S.C, ss.101 et. seq.)

7. Subrogation rights or any other rights of any kind of Guarantor, in its capacity as Guarantor, against Lessee, if any, shall not become available to Guarantor until all of the Lease Obligations are fully paid.

8. Guarantor agrees that upon the occurrence of any one or more of the following events:


       (a) Lessee's default in payment of any of the Lease Obligations;

       (b) Lessee shall become insolvent or shall be adjudicated a bankrupt;

       (c) Lessee shall file a petition for reorganization, arrangement or similar relief under any present or future provision of the Bankruptcy Code;

       (d) A petition for reorganization, arrangement or similar relief under any present or future provision of the Bankruptcy Code filed by creditors of Lessee shall be approved by a court;

       (e) Lessee shall seek a judicial readjustment of the rights of Lessee's creditors under any present or future federal or state law; or

       (f) A receiver of all or any part of Lessee's property and asserts is appointed by any state or federal court, and in any such proceeding the Lease Agreement shall be terminated or rejected or the Lease Obligations of Lessee under the Lease Agreement shall be modified.

then Guarantor will pay to Lessor:

       (i) Immediately upon the occurrence of one or more such events, an amount equal to all Lease Obligations accrued to the date of such event(s), plus

       (ii) Subsequent to the occurrence of one or more of such events, the Lease Obligations due under the Lease Agreement for the balance of the term thereof as and when such payments become due reduced by any payments received by Lessor as a result of the reletting of the Leased Premises.

9. Neither Guarantor's obligations to make payment in accordance with the terms of this Guaranty, nor any remedy for the enforcement of this Guaranty, shall be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Lessee or Lessee's estate in bankruptcy or of any remedy for the enforcement resulting from the operation of any present or future provision of the federal Bankruptcy Code or from the decision of any court.

10. Guarantor shall pay all reasonable costs and expenses of Lessor in attempting to collect and actually collecting the indebtedness due from Lessee, and in attempting to enforce and actually enforcing performance of the Obligations, and in enforcing the Lease Agreement and/or this Guaranty, including, but not limited to, reasonable attorney's fees and court costs.

11. This Guaranty may not be canceled by Guarantor, this Guaranty shall remain continually in full force and effect until the Lease Obligations have been fully paid irrespective of any cancellation, expiration or termination of the Lease Agreement and/or any change in the condition, nature, occupancy or state of the Leased Premises.

12. All notices and/or demands given or made pursuant to this Agreement shall be given or made either by (a) United States First Class Certified Mail, Return Receipt Requested, Postage Prepaid, or (b) by expedited courier service (such as Federal Express) and shall be deemed given when addressed to and received by (i) Lessor at the address specified in the Lease Agreement and (ii) Guarantor at the address set forth under its signature on this Agreement.

13. The word "Lessor" wherever used in this Guaranty and the Lease Agreement shall include successors and assigns of Lessor as if each time fully expressed. The word "Guarantor" wherever used in this Guaranty shall include the respective successors of the Guarantor as if each time fully expressed.

14. If, for any reason, any provision of this Guaranty should be declared null and void or unconstitutional or unenforceable by a final, non-appealable order of any court of competent jurisdiction, the remainder of this Guaranty shall not be impaired and shall remain in full force and effect.

15. As this Guaranty has been drafted jointly by Lessor and by Guarantor, after extensive consultation with their respective counsel, no presumption against the draftsman of this Guaranty shall be indulged in the construction and/or interpretation hereof.

16. This Guaranty is to be construed, controlled, enforced, governed, and interpreted by the laws of the State of Alabama.

17. Each and every provision of this Guaranty inures and shall inure to the benefit of Lessor's successors, assigns, grantees, and successors in interest.

18. Guarantor's successors and assigns shall be fully bound by this Guaranty and all provisions hereof, just as Guarantor is bound.

19. This Guaranty embodies the entire agreement and understanding of Lessor and Guarantor as to the matters set forth herein, and mergers herein all agreements, covenants, representations, statements and understandings heretofore made by and between Lessor and Guarantor as to such matters, whether written, oral or both. Any agreements, covenants, representations, statements or understandings as to such matters not incorporated herein, are, and shall be, null and void and of no force and effect.

20. Neither this Guaranty nor any condition, provision or term hereof, shall be amended, changed, or modified in any respect, nor may any estoppel, novation or waiver regarding the same be effectuated, without Lessor and Guarantor first executing a writing, in equal dignity to this Guaranty, embodying their complete and full agreement and understanding as to such amendment, change, modification, estoppel, novation, or waiver.


21. Guarantor acknowledges, agrees, covenants, represents and warrants to Lessor that the Guarantor is the parent corporation of Lessee, and that it is of material advantage and benefit to Guarantor for Lessor and Lessee to enter into the Lease Agreement.


22. This Guaranty is executed, acknowledged and delivered by Guarantor prior to, or simultaneously with, the execution, acknowledgement and delivery of the Lease Agreement by Lessor and Lessee, and to expressly induce Lessor to execute, acknowledge and deliver the Lease Agreement, well knowing and understanding that Lessor would not do so without this Guaranty being in full force and effect.


IN WITNESS WHEREOF, Guarantor has caused these presents to be executed as of the 8 day of May, 1998.


             CAUTION--IT IS IMPORTANT THAT YOU THOROUGHLY READ THE
                          CONTRACT BEFORE YOU SIGN IT.


          GUARANTOR:


          NICHOLS RESEARCH CORPORATION,
          a Delaware corporation



          By: /s/ Michael J. Murray
              -------------------------
          Its: CEO/President
              -------------------------



          Guarantor's Address:
          4040 Memorial parkway, Southwest
          Huntsville, Alabama 35802


Accepted and approved as of the 8 day of May, 1998.


          LESSOR:

          DANIEL MEADOW BROOK SOUTH, L.L.C.
          a Delaware corporation


          By: Charles ???????
              ----------------------
          Its: Senior Vice-President
              ----------------------

STATE OF ALABAMA     )


COUNTY OF MADISON    )


I, Patty R. Baugher, a Notary Public in and for said County in said State, hereby certify that Michael J. Mnuz whose name as CEO/President of Nichols Research Corporation, a Delaware corporation, is signed to the foregoing, and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing, he, as such officer and with full authority, executed the same voluntarily for and as the act of the said Nichols Research Corporation, a Delaware corporation, on the day the same bears date.

GIVEN UNDER MY HAND and official seal on this the 28th day of April, A.D., 1998.








                                        /s/ PATTY R. BAUGHER
                                       ----------------------------------------
                                       Patty R. Baugher
                                       Notary Public
My Commission Expires:                 State of Alabama
8/2/98                                 County of Madison (SEAL)


STATE OF ALABAMA     )

COUNTY OF JEFFERSON  )


I, Jennifer C. Palmer, a Notary Public in and for said County in said State, hereby certify that Charles T. Carlisle, Jr., whose name as Senior Vice President of Daniel Meadow Brook South, L.L.C., a Delaware corporation, is signed to the foregoing, and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing, he, as such officer and with full authority, executed the same voluntarily for and as the act of the said Nichols Research Corporation, a Delaware corporation, on the day the same bears date.

GIVEN UNDER MY HAND and official seal on this the 11th day of May, A.D., 1998.








                                        /s/ JENNIFER C. PALMER
                                       ----------------------------------------
                                       Jennifer C. Palmer
                                       Notary Public
My Commission Expires:                 State of Alabama
12/99                                  County of Jefferson (SEAL)

                       FIRST AMENDMENT TO LEASE AGREEMENT
                           TENANT EXPANSION AGREEMENT

         THIS First Amendment to Lease ("First Amendment") made and entered into as of this 9th day of December, 1998, by and between Meadow Brook South 2500, L.L.C. ("Landlord"), and Nichols TXEN Corporation ("Tenant").

                                   WITNESSETH

           WHEREAS, Landlord's predecessor in interest, Daniel Meadow Brook South, L.L.C., has heretofore entered into that certain lease (the "Lease") dated the 8th day of May, 1998 for premises (the "Demised Premises") initially containing approximately 73,915 square feet of Rentable Floor Area, in the building known as 2500 Corporate Drive (the "Building") the address of which is 2500 Corporate Drive.

  WHEREAS, Tenant has requested (a) that additional space in the Building consisting of approximately 23,908 square feet of Rentable Floor Area shown on Exhibit "B" attached hereto and incorporated herein (the "Expansion Space") be added to the Demised Premises, so that Tenant will occupy the entire Rentable Floor Area of the Building, and (b) that the location of the Demised Premises and Expansion Space as defined in the Lease be altered.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows. Capitalized terms used herein not otherwise defined shall have the same meaning as set forth in the Lease.

          1. RELOCATION OF DEMISED PREMISES AND EXPANSION SPACE. The Demised Premises shall be relocated as shown on Exhibit "A-1 " and "A-2" attached hereto. The Expansion Space shall be relocated as shown on Exhibit "B" attached hereto.

          2. ADJUSTMENT OF RENTABLE FLOOR AREA. The parties hereto acknowledge and agree that the Rentable Floor Areas of the Building and the Demised Premises have changed. Accordingly, the Rentable Floor Area of the Demised Premises set forth in Article 1 (g) of the Lease shall be 74,308 square feet and the Rentable Floor Area of the Building set forth in Article 1 (h) of the Lease shall be 98,216 square feet.

          3. EXPANSION. Commencing on the earlier of (a) April 1, 2000 or (b) the date on which the Tenant occupies the Expansion Space and operates therefrom (the "Expansion Space Commencement Date"), the Expansion Space shall be added to and become a part of the Demised Premises, subject to all of the terms and conditions of the Lease currently in effect, except as expressly modified herein. On the Expansion Space Commencement Date set forth above, the Demised Premises, including the Expansion Space, shall be increased to 98,216 square feet of Rentable Floor Area. The Expansion Space Commencement Date shall be subject to adjustment as described in Paragraph 5, below.

          4. RENTALS AND OTHER CHARGES. Effective as of the Expansion Space Commencement Date, the Rent under the Lease, as defined in Article 5 (a) of the Lease, for the Demised Premises shall be adjusted to reflect the addition of the Expansion Space to the Demised Premises.

          The Rent respecting the Expansion Space is sometimes herein called the "Expansion Space Rent".

          5. Possession. Tenant agrees to accept the Expansion Space without any agreements, representations, understanding or obligations on the part of Landlord to perform any alterations, repairs or improvements except as expressly provided for in the Work Letter, attached to the Lease as Exhibit C. Tenant covenants and agrees to cause the plans and specifications (as set forth in paragraph 1 (b) of Exhibit C of the Lease) for the Expansion Space to be delivered to Landlord upon the earlier to occur of the date which is (a) 150 days prior to the anticipated Expansion Space Commencement Date, or (b) November 1, 1999. Any construction, alterations or improvements made to the Expansion Space by Tenant shall be subject to Landlord's prior written approval including without limitation, approval of the plans, specifications, contractors and subcontractors therefor, and all applicable terms and conditions of the Lease relating to construction, alterations or improvements of the Demised Premises, and such other reasonable requirements or conditions as Landlord may impose. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Space Commencement Date other than to occupy the same in the normal conduct of business (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Expansion Space Rent. If Tenant shall enter the Expansion Space prior to the Expansion Space Commencement Date for the purpose of occupying the same in the normal conduct of business, Expansion Space Rent shall commence on such date.

          The Expansion Space Commencement Date shall be delayed and Expansion Space Rent shall be abated to the extent that Landlord fails: (a) to substantially complete any improvements to the Expansion Space required to be performed by Landlord under Exhibit C of the Lease in connection herewith, or
 (b) to deliver possession of the Expansion Space for any other reason, except to the extent that Tenant, its contractors, agents, or employees in any way contribute to either such failures. Any such delay in the Expansion Space Commencement Date shall not subject Landlord to any liability for any loss or damage resulting therefrom, and Tenant's sole remedy with respect thereto shall be the abatement of Expansion Space Rent.

          6. TENANT ALLOWANCES. Landlord shall provide Tenant a Construction Allowance for the Expansion Space equal to $15.00 per rentable square foot of the Expansion Space multiplied by a fraction, the numerator of which shall be the number of months remaining in the initial Rental Term as of the Expansion Space Commencement Date and the denominator of which shall be 120. Additionally, Landlord shall provide Tenant a Moving Allowance for the Expansion Space equal to $1.50 per rentable square foot of the Expansion Space multiplied by a fraction, the numerator of which shall be the number of months remaining in the initial Rental Term as of the Expansion Space Commencement Date and the denominator of which shall be 120. The Moving Allowance shall be paid to Tenant within thirty (30) days of the Expansion Space Commencement Date and upon receipt by Landlord of copies of the invoices for the costs associated with Tenant's move into the Expansion Space.

          7. WHOLE AGREEMENT. This First Amendment, together with its attachments and Exhibits, sets forth the entire agreement between the parties with respect to the matters set forth herein. Other than the Lease, there have been no additional oral or written representations or agreements nor shall any agreement between the parties be valid unless it is set forth in writing and duly signed by each party. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

          8. GUARANTORS. This First Amendment shall be of no force or effect unless and until accepted by any guarantors of the Lease, who by signing below agree that their guarantee shall apply to the Lease as amended herein.

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

                                        LANDLORD:

                                        MEADOW BROOK SOUTH 2500, L.L.C. a
                                        Delaware limited liability company

                                        By:/s/
                                           -------------------------------------
                                        Its: Senior Vice President
                                            ------------------------------------


                                       TENANT:

                                       NICHOLS TXEN CORPORATION a
                                       Delaware corporation

                                       By:/s/
                                          --------------------------------------
                                       Its: President
                                           -------------------------------------


                                       GUARANTOR:

                                       NICHOLS RESEARCH CORPORATION
                                       a Delaware corporation

                                       By:/s/
                                          --------------------------------------

                                       Its: Chief Financial Officer
                                           -------------------------------------

                         EXHIBIT "A-1" FIRST FLOOR PLAN

                         EXHIBIT "A-2" SECOND FLOOR PLAN

                         EXHIBIT "B" SECOND FLOOR PLAN

                       SECOND AMENDMENT TO LEASE AGREEMENT

         THIS Second Amendment to Lease (the "Second Amendment") made and entered into as of this ____ day of ____________ 19___, by and between Meadow Brook South 2500, L.L.C. ("Landlord"), and Nichols TXEN Corporation ("Tenant").

                                   WITNESSETH

         WHEREAS, Landlord's predecessor in interest, Daniel Meadow Brook South, L.L.C., has heretofore entered into that certain lease (the "Lease") dated the 8th day of May, 1998, which was amended on December 9, 1998 (the "First Amendment"), for office space (the "Demised Premises") in the building known as 2500 Corporate Drive (the "Building") the address of which is 2500 Corporate Drive;

         WHEREAS, Tenant and Landlord have further agreed to Amend the Lease;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows. Capitalized terms used herein not otherwise defined shall have the same meaning as set forth in the Lease.

         1. Section 1.01 A of Exhibit G of the Lease shall be modified in accordance with the following:

         a) The title of Section 1.01 A of Exhibit G of the Lease shall be changed to "Rental Reimbursement for Tenant's lease obligation at Inverness Center.
         b) The last paragraph of Section 1.01 A of Exhibit G of the Lease which begins with "In consideration for" and ends with "of ten percent (10%)." shall be deleted.

          2. Beginning on the April 1, 1999, Tenant shall pay to Landlord as Additional Rental the sum of $4,291.37 per month (the "Installments") for each month during the initial Rental Term of the Lease. If this Lease is terminated prior to the expiration of the initial Rental Term for any reason, Tenant shall pay to Landlord (in addition to all other amounts due Landlord at such time) on the date of such termination an amount equal to the present value of the otherwise remaining monthly amounts of the Installments set forth under this paragraph. The present value payment shall be computed using a discount rate equal to the monthly equivalent of 10% per annum.

          3. WHOLE AGREEMENT. This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. Other than the Lease and the First Amendment, there have been no additional oral or written representations or agreements nor shall any agreement between the parties be valid unless it is set forth in writing and duly signed by each party. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

          4. GUARANTORS. This Second Amendment shall be of no force or effect unless and until accepted by any guarantors of the Lease, who by signing below agree that their guarantee shall apply to the Lease as amended herein.

 IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Second Amendment as of the day and year first above written.

                                       LANDLORD:

                                       MEADOW BROOK SOUTH 2500, L.L.C.
                                       a Delaware limited liability company

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                                       TENANT:

                                       NICHOLS TXEN CORPORATION
                                       a Delaware corporation

                                       By:/s/
                                          --------------------------------------

                                       Its: President
                                           -------------------------------------


                                       GUARANTOR:

                                       NICHOLS RESEARCH CORPORATION
                                       a Delaware corporation

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------